                               Exhibit 10.2 Severance agreement with John Witzel

                               Severance Agreement

This severance agreement ("Agreement") is made on September 30, 1998, between Stac, Inc., a Delaware company and its subsidiaries ("Stac" or the "Company"), and John Witzel, an individual ("Mr. Witzel" or the "Executive").

         WHEREAS, Stac's Board of Directors believes it is in the best interests of the Company, its shareholders and employees to separate the Company into two publicly traded companies - Stac Software, a software company, and Hi/fn, a semiconductor company (the "Spin-off"); and

         WHEREAS, the Executive has, in his capacity as Chief Financial Officer, worked to timely accomplish the Spin-off and to retain and develop financial executive management suited to continue the management of each of Stac Software and Hi/fn; and

         WHEREAS, as a result of the Spin-off, the Executive's position with the Company will become redundant; and

         WHEREAS, upon receipt of the Executive's resignation, the Company wishes to receive a covenant not to compete from with Mr. Witzel for the one year period following the Resignation Date and to perfect the assignment of any Company related innovations or inventions from Mr. Witzel to the Company (Exhibit A attached hereto);

         NOW THEREFORE, in consideration of the mutual promises made herein, Company and Executive (sometimes collectively referred to herein as the "parties") hereby agree as follows:

1. TERMINATION AND RESIGNATION. It is anticipated that, provided the Spin-off occurs on or about November 19, 1998, Mr. Witzel's employment by Stac, including all positions Mr. Witzel holds at Stac, will terminate effective January 1, 1999, or such other mutually agreed upon date (the "Resignation Date"). In the event the Spin-off does not occur by the end of calendar 1998, the parties agree that this Agreement shall automatically terminate and will have no effect on Mr. Witzel's employment.

2. CONSIDERATION. In consideration of the terms of this Agreement and contingent upon receipt of a Notice of Resignation in the form attached hereto as Exhibit B:

     (a) Stac shall pay to Mr. Witzel an amount equal to Mr. Witzel's base salary for the immediately preceding 12 months less $48,000. Any payments to Mr. Witzel shall be subject to all ordinary and appropriate federal, state, or local withholdings normally required for the payment of wages.

     (b) Stac shall pay for Mr. Witzel's COBRA healthcare benefits (as those benefits exist on the Resignation Date) until one year from the Resignation Date.

     (c)  In consideration for the agreement to not compete as specified in section 6 below and for consulting services to be provided by Mr. Witzel to Stac as mutually agreed upon between the parties, Stac shall pay to Mr. Witzel a monthly retainer of $4,000 at the beginning of each of the twelve months starting the day immediately following the Resignation Date.. Such payments shall be gross and Mr. Witzel shall be responsible for all federal, state, and local taxes related thereon.

     (d) Stac shall extend Mr. Witzel's right to exercise the Stac stock options he is vested in as of the Resignation Date (Exhibit C attached hereto), at any time, in whole or part, for one year beyond the normal termination of exercise rights of such option(s) (i.e. through March 31, 2000), provided such extension does not extend beyond the term of such option(s).

     (e) Mr. Witzel shall have all rights of indemnification (including advancement of expenses) in connection with his service as a director, officer or employee of Stac or any of its subsidiaries, that are in effect as of the date this Agreement is executed by Mr. Witzel.

     (f) Stac shall maintain during each of the years through December 31, 2003 minimum directors and officers insurance of $10 million covering all customarily insurable activities of Mr. Witzel both as an officer and a director.

3. GENERAL AND SPECIAL RELEASE. In consideration of the terms of this Agreement, and subject to the indemnification and insurance provisions above, Mr. Witzel hereby releases, acquits, and forever discharges Stac, its officers, directors, agents, servants, insurers, employees, shareholders, partners, successors, assigns, affiliates, customers, and clients of and from any and all claims, liabilities and demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, know or unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way connected with Stac's employment of Mr. Witzel, the termination of that employment, and Stac's performance of its obligations as Mr. Witzel's former employer; claims or demands related to salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, expense reimbursements, or any form of compensation; claims pursuant to any federal, state or local law cause of action including, but not limited to, the California Fair Employment Practices Act; the federal Civil Right Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended; the Americans With Disabilities Act; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing. The effective date of this release shall be the eighth day after this Agreement is signed by Mr. Witzel.

4. AGE DISCRIMINATION. Mr. Witzel further acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"). Mr. Witzel also acknowledges the consideration given for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which he was already entitled. Mr. Witzel hereby provides the further acknowledgment that he is advised by this writing, as required by the Older Workers Benefit Protection Act, that: (a) his waiver and release does not apply to any rights or claims that may arise after the effective date of this release; (b) he should consult with an attorney prior to executing his release (although he may voluntarily choose not to do so); (c) he may have at least twenty-one (21) days to consider this Agreement (although he may by his own choice execute this release earlier); (d) he has seven (7) days following the execution of this release to revoke the release; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, therefor making the effective date the eighth day after this release is signed by Mr. Witzel.

5. SECTION 1542 AND RELATED LAW. Mr. Witzel hereby acknowledges that he has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     Mr. Witzel hereby expressly waives and relinquishes all rights and benefits under that section and any similar law or common law principle of similar effect of any state or territory of the United States with respect to the claims released hereby.

6. COVENANT NOT TO COMPETE - In consideration of the retainer being paid to Mr. Witzel pursuant to this Agreement, Mr. Witzel agrees that during the one year period ending December 31, 1999, he will not directly or indirectly as an individual proprietor, partner, corporation, stockholder, officer, employee, consultant, director, joint venturer, investor, lender, or in any other capacity (except as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in any business activity that involves development, production, marketing or selling of products, processes, techniques or technology which are identical to, substantially similar to or directly competitive with the products of the Company.

7. NO ADMISSION OF LIABILITY OR OBLIGATION BY STAC. Mr. Witzel hereby acknowledges that this Agreement is a compromise settlement of potential claims and that the promises in, and consideration of, this Agreement shall not be construed to be an admission of any liability or obligation whatsoever by Stac to Mr. Witzel or to any person whomsoever.

8. CONFIDENTIALITY. Mr. Witzel hereby agrees and acknowledges that he will keep the terms, amount and fact of this Agreement completely confidential, and that he will not hereafter disclose any such information to anyone other than his immediate family and professional representatives unless required to do so. Prior to any disclosure of the terms, amount or fact of this agreement to any other person, Mr. Witzel shall inform that person of the existence of this confidentiality requirement, and obtain the agreement of that person to be bound by this confidentiality clause.

9. ASSIGNMENT OR TRANSFER. Mr. Witzel hereby represents to Stac that he has not previously assigned or transferred any interest in any of the claims released herein.

10. TRANSFER OF ASSETS IN POSSESSION. Stac shall assign all right, title and interest in and to those Stac assets in his personal possession listed in Exhibit D to Mr. Witzel on the Resignation Date.

11. CALIFORNIA LAW. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.


     IN WITNESS WHEREOF, I have carefully read this Agreement, understand its terms and conditions, and agree to be bound thereby.


--------------------------------------------         ---------------------------
 Gary W. Clow                                         Date
 Chief Executive Officer



--------------------------------------------         ---------------------------
John R. Witzel                                        Date

                                   STAC, INC.
                                    EXHIBIT A
                             PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT


In consideration of this Severance Agreement, of which this is a part, I hereby agree as follows:

     1. RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. I will hold in strictest confidence and xviii not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below). I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns and the Company and its assigns shall be the sole owner of all trade secret rights, patent rights, copyrights, mask work rights and all other rights throughout the world (collectively, "Proprietary Rights") in connection therewith.

The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data or any other proprietary information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and information regarding the skills and compensation of other employees of the Company.

     2. THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I will hold such Third Party Information in my possession in confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, Third Party Information unless expressly authorized by an officer of the Company in writing.

     3. ASSIGNMENT OF INVENTIONS.

          A. ASSIGNMENT. I hereby assign to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to or as directed by the Company by this paragraph 3 are hereinafter referred to as "Company Inventions." I recognize that this Agreement does not require assignment of any invention which qualifies fully for protection under Section 2870 of the California Labor Code (hereinafter "Section 2870") (or any similar or comparable statute or law in effect in the state I am employed), which provides as follows:

               1. ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER'S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER:

                    a) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE
               OF THE INVENTION TO THE EMPLOYER'S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER.

                    b) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE
               EMPLOYER.

               2. TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER SUBDIVISION (i), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.

          B. GOVERNMENT. I also assign to or as directed by the Company all my right, title and interest in and to any and all Inventions, full title to which is required to be in the United States by a contract between the Company and the United States or any of its agencies.

          C. WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

     4. ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

     5. In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

     6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's current termination statement for technical and management personnel.

     7. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

     8. GENERAL PROVISIONS.

          A. GOVERNING LAW. This Agreement will be governed by and construed according to the laws of the State of California.

          B. ENTIRE AGREEMENT. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as a consultant.

          C. SEVERABILITY. If one or more of the provisions in this Agreement are deemed unenforceable by law, then such provision will be deemed stricken from this Agreement and the remaining provisions will continue in full force and effect.

          D. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

          E. SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

          F. WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.


     I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

    Dated: Jan 4, 1999                   /s/ John R. Witzel
          ----------------               ----------------------------
                                         Signature

                                         John R. Witzel
                                         ----------------------------
                                         (Printed Name)

                                   STAC, INC.
                                    EXHIBIT B
                              NOTICE OF RESIGNATION


     To:  The Board of Directors of Stac, Inc.

     I hereby tender my resignation as Vice President of Finance, Chief Financial Officer and Secretary of Stac Software, Inc. Pursuant to the terms and conditions of the Severance Agreement between Stac and me signed January 4, 1999, this resignation becomes effective as of the date below.




/s/ John R. Witzel                                Jan 4, 1999
------------------------                          ----------------
John R. Witzel                                    Date

                                   STAC, INC.
                                   EXHIBIT C
                           STOCK OPTIONS OUTSTANDING



PERSONNEL OPTION STATUS            STAC                                                                       Page: 1
                                   ID 953825313                                                         File: Optstmt
                                   12636 High Bluff Drive                                                Date: 1/3/99
                                   (619) 794-4300                                                    Time: 3:07:52 PM

AS OF 1/4/99

JOHN WITZEL                        ID:  ###-##-####
972 ARCHER STREET
SAN DIEGO, CA USA 92109

=====================================================================================================================
          Option
Number    Date     Plan   Type  Granted   Price    Exercised    Vested  Cancelled  Unvested  Outstanding  Exercisable
---------------------------------------------------------------------------------------------------------------------
000011   9/14/88   1989    NQ   422,100  $0.0300    422,100    422,100         0         0            0            0
000018   7/27/89   1989    ISO  253,260  $0.0600    253,260    253,260         0         0            0            0
000044   9/26/91   1989    ISO  168,840  $0.0600    168,840    168,840         0         0            0            0
000132  10/22/93   1992    NQ   422,100  $0.6500          0    422,100         0         0      422,100      422,100
000917   1/29/97   1992    ISO  280,848  $1.5400          0    156,387         0   124,461      280,848      156,387
000918   1/29/97   1992    NQ   225,672  $1.5400          0    128,529         0    97,143      225,672      128,529
                              ---------           ---------  --------- ---------  --------  -----------  -----------
                              1,772,820             844,200  1,551,216         0   221,604      928,620      707,016


====================================================================================================================
Information Currently on File
--------------------------------------------------------------------------------------------------------------------

Tax                  Rate %            Broker              Registration                     Alternate Address
--------------------------------------------------------------------------------------------------------------------
Federal              28.00
CA-State              6.00
Medicare              1.45
Social Security       6.20


                                   STAC, INC.
                                   EXHIBIT D
                 TRANSFERRED ASSETS IN MR. WITZEL'S POSSESSION


Hewlett Packard IIIP Printer
Dell desktop computer used by him in his office
IBM Thinkpad computer - Type 2625, Def S/N 78-WYG38 96/06